We consent to the use in this Registration Statement on Form S-4 of our report dated June 23, 2001, relating to the financial statements of NoMatterWare, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.




(Signed) "Grant Thornton LLP"

Chartered Accountants


Calgary, Alberta, Canada

September 10, 2001

We consent to the use in this Registration Statement on Form S-4 of our report dated August 3, 2001, relating to the financial statements of Cactus Spina, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.




(Signed) "Grant Thornton LLP"

Chartered Accountants


Calgary, Alberta, Canada

September 10, 2001